SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 1, 2007

XEROX CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

New York (State or other Jurisdiction of incorporation)	1-4471 (Commission File Number)	16-0468020 (IRS Employer Identification No.)

800 Long Ridge Road
P.O. Box 1600
Stamford, Connecticut 06904-1600
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (203) 968-3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

MERGER AGREEMENT

On April 1, 2007, Xerox Corporation (the “Company”) and its wholly-owned subsidiary, RG Acquisition I Corp. (“Merger Sub”), entered into an agreement and plan of merger (the “Merger Agreement”) with Global Imaging Systems, Inc. (“Global”), pursuant to which the Company, through Merger Sub, will commence an offer to purchase all the outstanding shares of Global (“Global Company Stock”) at a purchase price of $29.00 per share in cash (the “Offer”). Following the consummation of the Offer, Merger Sub will merge with and into Global (the “Merger”). The Merger Agreement includes customary representations, warranties and covenants by the parties.

The Offer will be commenced by April 4, 2007 (or such other day as the parties agree in writing) and will remain open for at least 25 business days.  Consummation of the Offer and the Merger are subject to customary closing conditions, including the expiration or termination of any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The consummation of the Offer is conditioned on Merger Sub acquiring a majority of the shares of Global Common Stock.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

On April 2, 2007, the Company and Global issued a joint press release announcing the execution of the Merger Agreement.  The press release is attached as Exhibit 99.1.

Additional Information

The tender offer described in this report has not yet commenced, and this report is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, the Company will file a tender offer statement with the U.S. Securities and Exchange Commission (the “SEC”).  Investors and Global security holders are strongly advised to read the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement that will be filed by Global with the SEC, because they will contain important information. These documents will be available at no charge on the SEC’s Web site at www.sec.gov.

FORWARD LOOKING STATEMENTS

From time to time, we and our representatives may provide information, whether orally or in writing, including certain statements in this Current Report on Form 8-K and any exhibits to this Current Report, that are deemed to be forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Litigation Reform Act”). These forward-looking statements and other information are based on our beliefs as well as assumptions made by us using information currently available.

The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or using other similar expressions. We do not intend to update these forward-looking statements, except as required by law.

In accordance with the provisions of the Litigation Reform Act, we are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this Current Report on Form 8-K, any exhibits to this Current Report and other public statements we make. Such factors include, but are not limited to, our consummation of the transactions as described herein; the outcome of litigation and regulatory proceedings to which we may be a party; actions of competitors; changes and developments affecting our industry; quarterly or cyclical variations in financial results; development of new products and services; interest rates and cost of borrowing; our ability to maintain and improve cost efficiency of operations; changes in foreign currency exchange rates; changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters in the foreign countries in which we do business; reliance on third parties for manufacturing of products and provision of services; and other factors that are set forth in the “Risk Factors” section, “Forward-Looking Statements” section, “Legal Proceedings” section, “Management’s Discussion and Analysis of Operations and Financial Condition” section and other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the SEC.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.  Description

2.1	Agreement and Plan of Merger dated as of April 1, 2007, among Xerox Corporation, RG Acquisition I Corp. and Global Imaging Systems, Inc.
99.1	Press Release dated April 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    XEROX CORPORATION

Dated: April 2, 2007                                                             By: __/s/_Gary R. Kabureck_____
                                                  Name: Gary R. Kabureck
                                                  Title: Vice President and
                                                Chief Accounting Officer

EXHIBIT INDEX

Exhibit No. Description

2.1	Agreement and Plan of Merger dated as of April 1, 2007, among Xerox Corporation, RG Acquisition I Corp. and Global Imaging Systems, Inc.
99.1	Press Release dated April 2, 2007.